Exhibit 13.1
PRINCIPAL EXECUTIVE OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with this Annual Report of Scorpio Tankers Inc. (the “Registrant”) on Form 20-F for the year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Emanuele Lauro, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant and furnished to the SEC or its staff upon request.

Date: March 18, 2016

/s/ Emanuele Lauro
Emanuele Lauro
Chief Executive Officer (Principal Executive Officer)